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PHOENIX TECHNOLOGIES LTD.

(Name of Registrant as Specified In Its Charter)

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PROPOSAL NO. 3
2007 EQUITY INCENTIVE PLAN

PHOENIX TECHNOLOGIES LTD.
Supplement to the
Proxy Statement dated December 29, 2009
for the
Annual Meeting of Stockholders
to be held on February 3, 2010
     On or about December 30, 2009, Phoenix Technologies Ltd. (the “Company”) made available to you proxy materials in connection with its upcoming Annual Meeting of Stockholders to be held on February 3, 2010 (the “Annual Meeting”), including a proxy statement containing important information about the items of business to be considered at the Annual Meeting (the “Proxy Statement”). This Supplement provides updated information for the Proxy Statement, as described below.
Amendment of 2007 Equity Incentive Plan
     The items of business set forth in the Proxy Statement included, among other things, a proposal to approve an amendment to the Company’s 2007 Equity Incentive Plan (the “2007 Plan”) to increase the number of shares issuable under the 2007 Plan by 1,500,000 shares. After mailing the Proxy Statement, the Board of Directors of the Company approved further amendments to the 2007 Plan. On January 22, 2010, the Board amended the 2007 Plan to provide that the share reserve under the 2007 Plan will be debited on a 2-for-1 basis for shares issued under full value awards.
     This Supplement amends and restates in its entirety Proposal No. 3 in the Proxy Statement to reflect the further amendment described above and to make certain clarifying changes, as follows:
PROPOSAL NO. 3
APPROVAL OF AMENDMENT TO THE COMPANY’S 2007 EQUITY INCENTIVE PLAN
     Our 2007 Equity Incentive Plan, or the 2007 Plan, was adopted by the Board in October 2007, and subsequently approved by our stockholders. In December 2009, our Board approved the amendment of our 2007 Plan, subject to stockholder approval, solely to increase the number of shares authorized for issuance under the 2007 Plan by 1,500,000 shares of common stock. In January 2010, our Board approved an amendment of our 2007 Plan to provide that the share reserve under the 2007 Plan will be debited on a 2-for-1 basis for each share issued under a full value award as described below.
     At December 16, 2009, stock awards (net of cancelled or expired awards) covering an aggregate of 3,811,518 shares had been granted under the 2007 Plan, and 622,400 shares (plus any shares that might in the future be returned to the 2007 Plan as a result of cancellations or expiration of awards) remained available for future grant under the 2007 Plan. Upon approval of this Proposal 3, an additional 1,500,000 shares will become available for future grants under the 2007 Plan.
     After carefully forecasting our anticipated growth rate for the next few years, we believe that the shares currently remaining available for grant under the 2007 Plan plus the additional 1,500,000 shares that will be reserved for issuance if Proposal 3 is approved will be sufficient for two years worth of grants under our current compensation programs.
     As discussed in “Compensation Discussion and Analysis” beginning on page 17 of this proxy statement, long-term compensation in the form of stock option grants and performance options has been a key element of our compensation program in recent years. The ability to grant stock options, performance options, and potentially restricted stock and other share-based awards, has enabled us to attract and retain the high quality employees necessary for our success. Such stock option and performance option awards have also allowed us to link incentive rewards to company performance. In order that we may continue to grant awards of stock options, stock appreciation rights or restricted stock and/or other types of equity awards under the 2007 Plan after the date of the Meeting and have those awards and/or payments qualify as exempt performance-based compensation for purposes of Section 162(m), we are also submitting the 2007 Plan relating to Section 162(m) for stockholder approval to satisfy this requirement.
     Our Board approved the amendments of our 2007 Plan to ensure that we can continue to grant stock options and other stock awards under the 2007 Plan at levels determined appropriate by our Board and Compensation Committee. The amendments of the 2007 Plan will also provide us with continued flexibility to utilize a broad array of equity incentives in order to secure and retain the services of our employees, consultants and directors, and to provide incentives for such persons to exert maximum efforts for our success or the success of our affiliates.
     A copy of the 2007 Plan (as amended and restated) is filed with the electronic version of this proxy statement as Appendix A. The description of the 2007 Plan (as amended and restated) included in this Proposal 3 may not contain all of the information about the 2007 Plan that is important to you and we recommend that you read the full text of Appendix A in connection with your review of this Proposal. Because it is not a complete description of all of the terms of the 2007 Plan, the summary is qualified by reference to the complete text of the 2007 Plan.
Summary of the 2007 Equity Incentive Plan
General
     The purpose of the 2007 Plan is to encourage ownership in Phoenix by employees, consultants and directors whose long-term employment or other service relationship with Phoenix is considered essential to the our continued progress and thereby, encourage recipients to act in the stockholder’s interest and share in Phoenix’s success. Stock options and stock awards, including stock appreciation rights and similar types of awards, may be granted under the 2007 Plan. Options granted under the 2007 Plan may be either “incentive stock options” as defined in Section 422 of the Code, or nonstatutory stock options.
Administration
     The Board, the Compensation Committee of the Board or a committee of officers or directors appointed by the Board (collectively, the “Administrator”) administers the 2007 Plan. To make grants to certain of our officers and key employees, the members of the committee approving such grant must qualify as “non-employee directors” under Rule 16b-3 of the Securities Exchange Act of 1934, and as “outside directors” under Section 162(m) of the Code.
     The Board may delegate any part of its authority and powers under the 2007 Plan to one or more of our directors and/or officers, but only the Board, the Compensation Committee or another committee appointed by the Board which consists of two or more non-employee directors can make awards to participants who are our executive officers. References to the Administrator in this proposal include the Board, any committee of the Board and any directors or officers to whom the Committee properly delegates authority.
Eligibility
     Awards may be granted under the 2007 Plan to employees, consultants and directors of Phoenix and any of its affiliates. Incentive stock options may be granted only to employees of Phoenix or its subsidiaries. As of December 1, 2009, there were approximately 483 employees and consultants and nine (9) non-employee directors eligible to receive awards under the 2007 Plan. The Administrator, in its discretion, selects the employees, directors and consultants to whom awards may be granted, the time or times at which such awards are granted, and the terms of such awards.
Securities Subject to the 2007 Plan
     5,000,000 shares of our common stock will initially be reserved for issuance over the term of the 2007 Plan, including the 1,500,000-share increase subject to stockholder approval under this Proposal. In addition, as was the case under the 2007 Plan as previously approved by the stockholders, to the extent any options outstanding under our 1999 Stock Option Plan (the “1999 Plan”) on October 5, 2007 subsequently terminate unexercised or any shares issued under the 1999 Plan as of October 5, 2007 are subsequently repurchased by the Company, the number of shares of common stock subject to those terminated options and the repurchased shares will be added to the share reserve available for issuance under the 2007 Plan, as well as the shares available for issuance under the 1999 Plan on October 5, 2007, up to an additional 4,149,779 shares. For each share of our common stock issued pursuant to an award (a “Full Value Award”) in the form of a share award, stock unit or other similar award (other than a stock appreciation right) other than any such awards issued for cash consideration equal to the fair market value of the shares on the grant date of the award, the share reserve will be reduced by 2 shares.
     The shares of common stock issuable under the 2007 Plan may be drawn from shares of our authorized but unissued common stock or from shares of our common stock that we acquire, including shares purchased on the open market or in private transactions.
     Shares subject to outstanding awards under the 2007 Plan that are cancelled, expire or are forfeited prior to the issuance of the shares subject to those awards including shares issued under the 2007 Plan that are subsequently forfeited or that we repurchase pursuant to our repurchase rights under the 2007 Plan will be available for subsequent issuance under the 2007 Plan; provided, however, that with respect to the cancellation, expiration or forfeiture of a Full Value Award (including shares forfeited or repurchased under a Full Value Award), 2 shares will be added to the share reserve for each share subject to such award.
     Should the exercise price or purchase price of an award be paid through the tender of shares of our common stock or if shares are tendered or withheld to satisfy our withholding obligations with respect to an award, the number of shares so tendered or withheld will not be added back to the reserve for reissuance under the Plan.
Code Section 162(m) Matters
     Section 162(m) of the Internal Revenue Code generally prevents public companies from deducting compensation paid in excess of $1 million to certain of their executive officers during any single year. Under current law, this restriction applies to compensation paid to our Chief Executive Officer and our other three most highly compensated officers. Certain “performance-based compensation” is specifically exempted from this deduction limit if it otherwise meets the requirements of Section 162(m).
     Stock options and stock appreciation rights (“SARs”) that are structured such that the recipient’s compensation is based solely on the appreciation of the value of the underlying shares from the date of grant until the date of exercise may qualify as performance-based compensation if, among other requirements, the plan under which the awards are granted is stockholder-approved and contains a limit on the number of shares that may be granted under options or SARs to any one individual during a specified period. In addition, as with options and SARs, stock awards must be granted pursuant to a stockholder-approved plan that contains limits on the number of shares subject to stock awards that may be granted to any one individual under the 2007 Plan during a specified period. Accordingly, the 2007 Plan provides that no awardee may be granted stock awards covering more than 175,000 shares in any fiscal year, except in connection with commencement of service, during which fiscal year the participant may be granted an additional 125,000 shares, and subject to adjustment in the event of a stock split or the occurrence of certain other corporate transactions, as described below.
     Additional requirements apply to certain other forms of compensation, such as stock awards, in order for them to qualify as performance-based compensation, including a requirement that payment under the awards be contingent upon the achievement of certain performance goals that are established in a manner specified under Section 162(m). As a result, the 2007 Plan permits us to issue certain awards that incorporate performance objectives and provides that these performance objectives, which we call “qualifying performance criteria,” may be based upon any one or a combination of the following performance metrics:

•	cash flow

•	growth in earnings or earnings per share

•	total stockholder return

•	return on investment

•	operating income or net operating income, in aggregate or per share

•	return on operating revenue

•	overhead or other expense reduction

•	strategic plan development and implementation (including individual performance objectives that relate to achievement of the Company’s or any business unit’s strategic plan)

•	efficiency ratio

•	earnings (including gross margin; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings before stock compensation expense pursuant to Accounting Standards Codification (“ACS”) 718 — Compensation — Stock Compensation; earnings before taxes; and net earnings)

•	stock price

•	return on capital

•	revenue or growth in revenue

•	operating profit or net operating profit

•	market share

•	growth in stockholder value relative to the moving average of the S&P 500 Index or a peer group index

•	improvement in workforce diversity

•	earnings per share

•	return on equity or average stockholders’ equity

•	return on assets or net assets

•	income or net income

•	operating margin

•	contract awards or backlog

•	credit rating

•	revenue, operating income or net income

•	ratio of nonperforming assets to total assets
     Each of these performance objectives may be with respect to Phoenix and/or an affiliate or individual business unit. Under Section 162(m), each performance condition must be (1) established either at the time an award is granted or no later than the earlier of 90 days after the beginning of the period of service to which it relates or before the elapse of 25% of the period of service to which it relates, (2) uncertain of achievement at the time it is established and (3) determinable as to achievement by a third party with knowledge of relevant facts. Despite the provisions above, certain awards under the 2007 Plan (such as time-vested restricted stock or restricted stock units) will not qualify for the performance-based exemption from the $1 million deduction limit.
     The committee may adjust any evaluation of performance criteria to exclude any of the following events that occurs during a performance period: (A) asset write-downs; (B) litigation or claim judgments or settlements; (C) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (D) accruals for reorganization and restructuring programs; and (E) any gains or losses classified as extraordinary or as discontinued operations in our financial statements.
     Certain other requirements apply in order for awards to qualify as performance-based compensation, including that such awards must be granted by a Compensation Committee of the Board whose members satisfy certain independence requirements imposed by the Code.
     Approval by our stockholders of the 2007 Plan will constitute stockholder approval of the 2007 Plan (as further described below) for Section 162(m) purposes, including approval of:
•	the respective per-employee annual share limits to the number of options, stock appreciation rights and stock awards that may be granted under the 2007 Plan, as described above;

•	the qualified performance conditions (as described above); and

•	the persons eligible to receive awards under the 2007 Plan (as described below).
     If our stockholders do not approve the 2007 Plan under this Proposal, we will still be able to issue awards under our 2007 Plan that are deductible for purposes of Section 162(m) subject to our existing per-employee annual share limits. Assuming that our stockholders do approve the 2007 Plan, in order to assure our continued ability to deduct awards made under the 2007 Plan in the future, we will be required under Section 162(m) to seek stockholder approval of certain terms of the 2007 Plan again in 2014. The Plan also allows our Board or Compensation Committee to grant Plan awards that do not comply with the Section 162(m) requirements at any time.
Terms and Conditions of Options
     Each option is evidenced by a stock option agreement between Phoenix and the optionee and is subject to the following additional terms and conditions.

     Exercise Price. The Administrator determines the exercise price of the options at the time the options are granted. The exercise price of an incentive stock option or a nonstatutory stock option may not be less than 100% of the fair market value of the common stock on the date the option is granted; provided that the exercise price of an incentive stock option granted to an employee who holds more than 10% of the voting stock of Phoenix may not be less than 110% of the fair market value of the common stock on the date the option is granted. However, Phoenix may grant options with exercise prices equal to less than the fair market value of our common stock on the date of grant in connection with an acquisition by Phoenix of another company. The fair market value of our common stock is the closing price for the shares as quoted on the NASDAQ Global Market as of the applicable date. As of December 1, 2009, the closing price of our common stock was $2.73 per share. No option may be repriced to reduce the exercise price of such option without stockholder approval (except in connection with a change of capitalization as described in “Adjustments upon Changes in Capitalization, Dissolution or Change in Control” below).
     Exercise of Options; Form of Consideration. The Administrator determines when options vest and become exercisable and in its discretion may accelerate the vesting of any outstanding option. Phoenix’s standard vesting schedule applicable to options initially granted to employees has been quarterly vesting over four years with 25% of the shares vesting one year after the grant date and subject to continued employment with Phoenix as of the applicable vesting date. Follow-on option grants to employees typically vest quarterly from the date of grant over four years. The means of payment for shares issued upon exercise of an option are specified in each option agreement. The 2007 Plan permits payment to be made by cash, check, wire transfer, other shares of common stock of Phoenix (with some restrictions), broker-assisted sales, a reduction in the amount of any Phoenix liability owed to the awardee (including any liability attributable to the awardee’s participation in any Phoenix-sponsored deferred compensation program or arrangement), any other form of consideration permitted by applicable law (which may include a “net exercise” program) and the Administrator, or any combination thereof.
     Term of Option. The term of an option may be no more than ten years from the date of grant (or not longer than ten and one-half years in the case of options granted to employees in certain jurisdictions outside the United States); provided that the term of an incentive stock option granted to an employee who holds more than 10% of the voting stock of Phoenix may be no more than five years from the date of grant. No option may be exercised after the expiration of its term.
     Termination of Employment. If an optionee’s employment or service to the Company terminates for any reason other than death or disability or unless otherwise provided for by the Administrator or in the option agreement, then options held by the optionee under the 2007 Plan generally will be exercisable to the extent they are vested on the termination date for a period of three months (or six months for directors and executive officers) (or such period set by the Administrator) after the termination but not after the expiration date.
     Generally, if any optionee’s employment or service terminates as a result of optionee’s death, all outstanding options that were vested and exercisable as of the date of the optionee’s death may be exercised for twelve months following the optionee’s death but in no event after the expiration date. Generally, if an optionee’s employment or service terminates as a result of the optionee’s disability, then all options to the extent they are vested and exercisable on the termination date may be exercised for twelve months following the termination date but in no event after the expiration date. The Administrator has the authority to extend the period of time for which an award is to remain exercisable following an awardee’s termination (taking into account limitations and consequences under the Code) but not beyond the expiration of the term of the award.
Terms and Conditions of Stock Awards
     Stock awards may be shares, stock units, stock appreciation rights or other similar stock awards (including awards that do not require the awardee to pay any amount in connection with receiving the shares or that have an exercise or purchase price that is less than the grant date fair market value of our stock). Stock appreciation rights are rights to receive cash and/or shares of our common stock based on the amount by which the exercise date fair market value of a specific number of shares exceeds the exercise price established by the Administrator. The total number of shares to which a stock appreciation right applies (rather than the net number issued upon settlement) will be deducted against the number of shares of common stock reserved for issuance under the 2007 Plan upon settlement of the stock appreciation right.

     Each stock award agreement will contain provisions regarding (i) the number of shares subject to the stock award, (ii) the purchase price of the shares, if any, and the means of payment for the shares, (iii) such terms and conditions on the grant, issuance, vesting and forfeiture of the shares, as applicable, as may be determined from time to time by the Administrator, (iv) restrictions on the transferability of the stock award or the shares, and (v) such further terms and conditions, in each case not inconsistent with the 2007 Plan, as may be determined from time to time by the Administrator.
Terms and Conditions of Grants to Non-Employee Directors
     Under the 2007 Plan, the Board may at its discretion grant stock options and stock awards to non-employee directors of the Company. The Board may determine the terms and conditions of such award, including the number of shares subject to such award, the vesting schedule and any vesting acceleration, the terms of exercisablity, acceptable forms of consideration and the term of such award. Such awards are subject to such other terms and conditions as set forth in “Terms and Conditions of Options” and “Terms and Conditions of Stock Awards” above.
     Under the 2007 Plan, each person who becomes a non-employee director is automatically granted an option (the “First Option”) to purchase 40,000 shares of our common stock (as adjusted for stock splits, stock dividends, reclassifications and like transactions) on the date on which such person first becomes a non-employee director, whether through election by the stockholders of Phoenix or appointment by the Board to fill a vacancy. Each non-employee director is automatically granted an option (a “Subsequent Option,” and together with a First Option, the “Automatic Option Grants”) to purchase 15,000 shares of our common stock (as adjusted for stock splits, stock dividends, reclassifications and like transactions) promptly following the anniversary date on which such director became a non-employee director. The exercise price of all Automatic Option Grants is equal to 100% of the fair market value of our common stock on the date such option is granted (closing price for the shares as quoted on the NASDAQ Global Market as of the grant date). Automatic Option Grants are fully vested and exercisable on the date of grant and have a term of ten years, unless terminated earlier under the terms of the 2007 Plan (e.g., upon the optionee’s termination of Board membership). Upon termination of Board membership, the optionee generally has six months to exercise the option. The Automatic Option Grants are otherwise subject to the general terms and conditions that apply to options granted under the 2007 Plan.
     In the event that an Automatic Option Grant would cause the number of shares subject to outstanding options plus the number of shares previously purchased upon exercise of options to exceed the number of shares available for issuance under the 2007 Plan, then such grant and any further grants will be deferred until such time, if any, as additional shares become available for grant under the 2007 Plan through action of the stockholders to increase the number of shares which may be issued under the 2007 Plan or through cancellation or expiration of options previously granted under the 2007 Plan.
     The Board may amend the terms of the 2007 Plan without stockholder approval to change the number of shares granted subject to Automatic Option Grants, vary the vesting conditions or terminate the program in its entirety. The Board regularly reviews its director compensation policies and may in connection with any such review make significant amendments to such program.
Non-transferability
     Generally, awards granted under the 2007 Plan are not transferable other than by will or the laws of descent and distribution or to a designated beneficiary upon the awardee’s death. The Administrator may in its discretion make an award transferable to an awardee’s family member or any other person or entity as it deems appropriate.
Deferral of Award Benefits
     The Administrator may permit awardees whom it selects to defer compensation payable pursuant to the terms of an award or defer compensation arising outside the terms of the 2007 Plan pursuant to a program that provides for deferred payment in satisfaction of other compensation amounts through the issuance of one or more awards under the 2007 Plan. Any such deferral arrangement will be in writing and will comply with Section 409A of the Code and the regulations thereunder.

Adjustments upon Changes in Capitalization, Dissolution or Change in Control
     In the event of any stock split, reverse stock split, stock dividend, combination or reclassification of our common stock or any other change to the capital structure of Phoenix (effected without receipt of consideration by Phoenix), the Administrator will make proportionate adjustments to (1) the number of shares of common stock covered by each outstanding award, (2) the number of shares of common stock which have been authorized for issuance under the 2007 Plan but as to which no awards have yet been granted or which have been returned to the 2007 Plan upon cancellation, forfeiture or expiration of an award or repurchase of shares (including any shares unissued, subject to outstanding options or repurchased under our 1999 Stock Plan), (3) the maximum number of shares of common stock by which the reserve may increase by reason of the cancellation, expiration or forfeiture of options or repurchase of shares under the 1999 Plan, (4) the price per share of common stock covered by each such outstanding award under the 2007 Plan, (5) the 162(m) Limit under the 2007 Plan and (6) the number of shares subject to options to be granted to directors under Automatic Option Grants.
     In the event of a liquidation or dissolution, any options or stock awards will terminate immediately prior to the consummation of such proposed transaction to the extent such options or stock awards have not been previously exercised or the shares subject thereto issued to the awardee, unless otherwise determined by the Administrator.
     In the event of a change in control of Phoenix, the Board, the Compensation Committee or another committee appointed by the Board may (i) provide for the assumption or substitution of or adjustment (including to the number and types of shares and exercise or purchase price applicable) to each outstanding award, (ii) accelerate the vesting of options and terminate any restrictions on stock awards, and/or (iii) provide for termination of awards as a result of the change in control on such terms as it deems appropriate, including providing for the cancellation of awards for a cash or other payment to the participant.
     The Administrator has the authority to accelerate vesting of outstanding awards under the 2007 Plan at any time in its sole discretion.
Amendment and Termination of the 2007 Plan
     The Administrator may amend, alter or discontinue the 2007 Plan or any award agreement at any time. However, Phoenix will obtain stockholder approval for any amendment to the 2007 Plan if stockholder approval is necessary or desirable to comply with any applicable law or NASDAQ listing requirements. In addition, Phoenix will obtain stockholder approval of any of the following: (i) an increase to the maximum number of shares for which awards may be granted under the 2007 Plan other than an increase in connection with a change in Phoenix’s capitalization as described in “Adjustments upon Capitalization, Dissolution or Change in Control” above; (ii) a reduction in the minimum exercise prices at which options may be granted; (iii) any amendment of outstanding options or stock appreciation rights that affects a repricing of such awards by reducing the exercise price of outstanding options or cancelling an outstanding option held by an awardee and re-granting to the awardee a new option with a lower exercise price, other than in connection with a change in Phoenix’s capitalization as described in “Adjustments upon Capitalization, Dissolution or Change in Control” above; or (iv) a change of the class of persons eligible to receive awards under the 2007 Plan. Generally, no amendment of the 2007 Plan will impair the rights of an outstanding award without the consent of the awardee. The Administrator may amend an outstanding award in order to conform it to the Administrator’s intent that the award not be subject to Section 409A of the Code.
     The terms of the 2007 Plan as previously approved by the stockholders provide that, unless sooner terminated by the Administrator, the 2007 Plan will terminate 10 years from the later of the date of stockholder approval of the adoption of the 2007 Plan or the date any amendment to add shares to the Plan is approved by the stockholders. Accordingly the approval of this Proposal will automatically extend the term of the 2007 Plan to a term of 10 years from the date of such approval.
Federal Income Tax Consequences
     The following is a brief summary of the general federal income tax consequences to U.S. taxpayers and Phoenix of awards granted under the 2007 Plan. This summary does not purport to be complete and does not discuss the tax consequences of a participant’s death, the tax consequences of an award that is subject to but does not satisfy the deferred compensation rules of Section 409A of the Code, or the tax laws of any locality, state or foreign country in which the participant may reside. Tax consequences for any particular individual may be different.
Options
     The grant of an incentive stock option has no federal income tax effect on the optionee. Upon exercise the optionee does not recognize income for “regular” tax purposes. However, the excess of the fair market value of the stock subject to an option over the exercise price of such option (the “option spread”) is includible in the optionee’s “alternative minimum tax income” for purposes of the alternative minimum tax. If the optionee does not dispose of the stock acquired upon exercise of an incentive stock option until more than two years after the option grant date and more than one year after exercise of the option, any gain (or loss) upon sale of the shares will be a long-term capital gain (or loss). If the shares are sold or otherwise disposed of before these periods have expired (a “disqualifying disposition”), the option spread at the time of exercise of the option (but not more than the amount of the gain on the sale or other disposition) is ordinary income in the year of such sale or other disposition. If gain on the disqualifying disposition exceeds the amount treated as ordinary income, the excess is taxable as capital gain (which will be long-term capital gain if the shares have been held more than one year after the date of exercise of the option). Phoenix is not entitled to a federal income tax deduction in connection with incentive stock options, except to the extent that the optionee has taxable ordinary income on a disqualifying disposition (unless limited by Section 162(m)).
     The grant of a nonstatutory option having an exercise price equal to the grant date fair market value of our common stock had no federal income tax effect on the optionee. Upon the exercise of a nonstatutory option, the optionee has taxable ordinary income (and unless limited by Section 162(m) Phoenix is entitled to a corresponding deduction) equal to the option spread on the date of exercise. Upon the disposition of stock acquired upon exercise of a nonstatutory stock option, the optionee recognizes either long-term or short-term capital gain or loss, depending on how long such stock was held, on any difference between the sale price and the exercise price, to the extent not recognized as taxable income on the date of exercise. Phoenix may allow nonstatutory stock options to be transferred subject to conditions and restrictions imposed by the Administrator; special tax rules may apply on such transfer.
     In the case of both incentive stock options and nonstatutory stock options, special federal income tax rules apply if Phoenix common stock is used to pay all or part of the option price, and different rules than those described above will apply if unvested shares are purchased on exercise of the option.
Stock Awards
     Stock awards will generally be taxed in the same manner as nonstatutory stock options. However, shares issued under a restricted stock award are subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code to the extent the shares will be forfeited in the event that the participant ceases to provide services to Phoenix and are nontransferable. If a stock award is subject to a substantial risk of forfeiture, the participant will not recognize ordinary income at the time the award shares are issued. Instead, the participant will recognize ordinary income on the dates when the stock is no longer subject to a substantial risk of forfeiture, or when the stock becomes transferable, if earlier. The participant’s ordinary income is measured as the difference between the amount paid for the stock, if any, and the fair market value of the stock on the date the stock is no longer subject to forfeiture. The participant may accelerate his or her recognition of ordinary income, if any, and begin his or her capital gains holding period by timely filing (i.e., within thirty days of the share issuance date) an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the difference between the amount paid for the stock, if any, and the fair market value of the stock on the date of such issuance, and the capital gain holding period commences on such date. The ordinary income recognized by an employee will be subject to tax withholding by Phoenix. Unless limited by Section 162(m), Phoenix is entitled to a deduction in the same amount as and at the time the employee recognizes ordinary income.
Section 409A
     The American Jobs Creations Act of 2004 added Section 409A to the Code, generally effective January 1, 2005. Section 409A covers most programs that defer the receipt of compensation to a succeeding year. It provides rules for elections to defer, if any, and for timing of payouts. There are significant penalties placed on the individual participant for failure to comply with Section 409A. However, it does not impact Phoenix’s ability to deduct deferred compensation.
     Section 409A does not apply to incentive stock options, or nonstatutory stock options that have an exercise price at least equal to the grant date fair market value and no features defer the recognition of income beyond the exercise date. Restricted stock is also exempt from Section 409A provided there is no deferral of income beyond the vesting date. Section 409A also does not cover stock appreciation rights if compensation payable under the stock appreciation right cannot be greater than the excess of the fair market value of the stock on the date of exercise over the exercise price, the exercise price is not less than the fair market value of the underlying stock on the date of grant, and no features defer the recognition of income beyond the exercise date.
Accounting Treatment
     Phoenix will recognize compensation expense in connection with awards granted under the 2007 Plan as required under the applicable accounting standards, including under Statement of Financial Accounting Standards No. 123(R). Phoenix currently amortizes compensation expense associated with equity awards over an award’s requisite service period and established fair value of equity in accordance with applicable accounting standards.
New Plan Benefits
     Benefits under the 2007 Plan will depend on the Administrator’s discretionary actions and the fair market value of Phoenix’s common stock at various future dates. Accordingly, total awards that may be granted for the fiscal year ending September 30, 2010 under the 2007 Plan are not determinable until the completion of the fiscal year.
     The following table presents certain information with respect to all awards granted under the 2007 Plan as of the Record Date to (i) our Named Executive Officers (as set forth in the “Summary Compensation Table” below); (ii) all current executive officers as a group; (iii) all current directors who are not executive officers as a group; and (iv) all employees, other than executive officers, as a group.

Number of Shares
Name and	Underlying Awards
Principal Position	Granted (1)
Woodson Hobbs	—
President and Chief Executive Officer

Richard Arnold	—
Chief Operating Officer and Chief Financial Officer

Gaurav Banga	200,000
Sr. Vice President, Products and Chief Technology Officer

David Gibbs	200,000
Sr. Vice President & General Manager, Worldwide Field Operations

Timothy Chu	—
Vice President, General Counsel and Secretary

All current executive officers as a group	650,000

All current directors who are not executive officers as a group	495,000

All employees who are not executive officers as a group	2,721,518

(1)	The dollar values of the awards cannot be determined because they depend on the market value of the underlying shares of our common stock on the date of exercise.

Vote Required and Board of Directors’ Recommendation
     Approval of the amendment of the 2007 Plan requires the affirmative vote of the holders of at least a majority of the shares of our common stock that are voting on this Proposal 3 in person or by proxy and entitled to vote at the Meeting. Abstentions and broker non-votes will not be counted for any purpose in determining whether this matter has been approved. Should such approval not be obtained, then the 2007 Plan will continue as in effect prior to the amendments subject to this Proposal and awards may continue to be made under the 2007 Plan until its expiration or until the available share reserve has been issued.
     Because each of our executive officers and our directors is eligible to participate in the 2007 Plan, the approval of the amendment of the 2007 Plan impacts each of our executive officers and directors and thus each of our executive officers and directors has a personal interest in this proposal and its approval by our stockholders.
The Board of Directors Unanimously Recommends a Vote FOR
Approval of the Amendment of the 2007 Equity Incentive Plan
Supplement to Compensation Discussion and Analysis
     This Supplement also updates the Proxy Statement by adding the following statement under the heading “Compensation Discussion and Analysis—Stock Option Grants to Named Executive Officers” of the Proxy Statement:
     The Compensation Committee of the Board authorized, and on January 2, 2008 the stockholders of the Company approved, stock option grants for an aggregate of 1,250,000 shares of Company’s common stock (the “Performance Options”) to the Company’s four most senior executives. These options vest upon the achievement of certain market performance goals rather than on a time-based vesting schedule. Under the terms of the options, the closing price of the Company’s stock on the NASDAQ Global Market must equal or exceed one or more stock price thresholds ($15.00, $20.00, $25.00 and $30.00) for at least sixty (60) consecutive trading days in order for 25% of the shares underlying the option for each price threshold to vest. The Performance Options have a ten-year term, subject to their earlier termination upon certain events including the optionee’s termination of employment. As of the Record Date, none of the Performance Options are vested or canceled
* * * * * *
     If a stockholder votes by means of proxy at any time (either prior to or after the date of this Supplement) indicating in favor of Proposal No. 3, such vote will constitute a vote in favor of such Proposal, as supplemented by this Supplement. If any stockholder has already voted and would like to change his or her vote on Proposal No. 3 or on any other matter, such stockholder may revoke his or her proxy by delivering to the Secretary of the Company a written instrument revoking the proxy or a duly executed proxy with a later date, or by attending the Annual Meeting and voting in person.
     Except as specifically updated by the information contained in this Supplement, all information set forth in the Proxy Statement and the notice remains accurate and should be considered in voting your shares. This Supplement does not provide all of the information that is important to your decision in voting at the Annual Meeting. Additional information is contained in the Proxy Statement. This Supplement should be read in conjunction with the Proxy Statement, which is incorporated by reference herein.

APPENDIX A
2007 EQUITY INCENTIVE PLAN
(As Amended and Restated January 22, 2010)
1.	Purposes of the Plan.
     The purpose of this Plan is to encourage ownership in Phoenix Technologies Ltd., a Delaware corporation (the “Company”), by key personnel whose long-term employment or other service relationship with the Company is considered essential to the Company’s continued progress and, thereby, encourage recipients to act in the stockholders’ interest and share in the Company’s success.
2.	Definitions.
     As used herein, the following definitions shall apply:
     (a) “Administrator” means the Board, any Committees or such delegates of the Board as shall be administering the Plan in accordance with Section 4 of the Plan.
     (b) “Affiliate” means any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant ownership interest as determined by the Administrator.
     (c) “Applicable Laws” means the requirements relating to the administration of stock option and stock award plans under U.S. federal and state laws, any stock exchange or quotation system on which the Company has listed or submitted for quotation the Common Stock to the extent provided under the terms of the Company’s agreement with such exchange or quotation system and, with respect to Awards subject to the laws of any foreign jurisdiction where Awards are, or will be, granted under the Plan, the laws of such jurisdiction.
     (d) “Automatic Director Option” means a Nonstatutory Stock Option that is automatically granted to an Outside Director at the times and subject to the terms and conditions provided for under Section 12.
     (e) “Award” means a Stock Award or Option granted in accordance with the terms of the Plan.
     (f) “Awardee” means an Employee, Consultant or Director of the Company or any Affiliate who has been granted an Award under the Plan.
     (g) “Award Agreement” means a Stock Award Agreement and/or Option Agreement, which may be in written or electronic format, in such form and with such terms and conditions as may be specified by the Administrator, evidencing the terms and conditions of an individual Award. Each Award Agreement is subject to the terms and conditions of the Plan.
     (h) “Board” means the Board of Directors of the Company.
     (i) “Change in Control” means, unless such term or an equivalent term is otherwise defined with respect to an Award by the Awardee’s Option Agreement, Stock Award Agreement or written contract of employment or service, the occurrence of any of the following:
          (i) the sale, lease, conveyance or other disposition of all or substantially all of the Company’s assets to any “person” (as such term is used in Section 13(d) of the Exchange Act), entity or group of persons acting in concert;
          (ii) any person or group of persons becoming the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company’s then outstanding voting securities;

          (iii) a merger, consolidation or other transaction of the Company with or into any other corporation, entity or person, other than a transaction in which the holders of at least 50% of the shares of capital stock of the Company outstanding immediately prior thereto continue to hold (either by voting securities remaining outstanding or by their being converted into voting securities of the surviving entity or its controlling entity) at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity (or its controlling entity) outstanding immediately after such transaction; or
          (iv) a contest for the election or removal of members of the Board that results in the removal from the Board of at least 50% of the incumbent members of the Board.
     (j) “Code” means the United States Internal Revenue Code of 1986, as amended.
     (k) “Committee” means the compensation committee of the Board or a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.
     (l) “Common Stock” means the common stock of the Company.
     (m) “Company” means Phoenix Technologies Ltd., a Delaware corporation, or its successor.
     (n) “Consultant” means any person engaged by the Company or any Affiliate to render services to such entity as an advisor or consultant.
     (o) “Conversion Award” has the meaning set forth in Section 4(b)(xii) of the Plan.
     (p) “Director” means a member of the Board.
     (q) “Employee” means a regular, active employee of the Company or any Affiliate, including an Officer and/or Inside Director. The Administrator shall determine whether or not the chairman of the Board qualifies as an “Employee.” Within the limitations of Applicable Law, the Administrator shall have the discretion to determine the effect upon an Award and upon an individual’s status as an Employee in the case of (i) any individual who is classified by the Company or its Affiliate as leased from or otherwise employed by a third party or as intermittent or temporary, even if any such classification is changed retroactively as a result of an audit, litigation or otherwise, (ii) any leave of absence approved by the Company or an Affiliate, (iii) any transfer between locations of employment with the Company or an Affiliate or between the Company and any Affiliate or between any Affiliates, (iv) any change in the Awardee’s status from an Employee to a Consultant or Director, and (v) at the request of the Company or an Affiliate an Employee becomes employed by any partnership, joint venture or corporation not meeting the requirements of an Affiliate in which the Company or an Affiliate is a party.
     (r) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     (s) “Fair Market Value” means, as of any date, the value of a share of Common Stock or other property as determined by the Administrator, in its discretion, subject to the following:
          (i) If, on such date, the Common Stock is listed on a national or regional securities exchange or market system, including without limitation the Nasdaq Global Market, the Fair Market Value of a share of Common Stock shall be the closing price on such date of a share of Common Stock (or the mean of the closing bid and asked prices of a share of Common Stock if the stock is so quoted instead) as quoted on such exchange or market system constituting the primary market for the Common Stock, as reported in The Wall Street Journal or such other source as the Administrator deems reliable. If the relevant date does not fall on a day on which the Common Stock has traded on such securities exchange or market system, the date on which the Fair Market Value shall be established shall be the last day on which the Common Stock was so traded prior to the relevant date, or such other appropriate day as shall be determined by the Administrator, in its discretion.
          (ii) If, on such date, the Common Stock is not listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Common Stock shall be as determined by the

Administrator in good faith using a reasonable application of a reasonable valuation method without regard to any restriction other than a restriction which, by its terms, will never lapse.
     (t) “Full Value Award” means a Stock Award (other than a Stock Appreciation Right) settled in Shares unless such Stock Award is issued for cash consideration equal to the Fair Market Value of the Shares on the Grant Date of the Stock Award.
     (u) “Grant Date” means, for all purposes, the date on which the Administrator approves the grant of an Award, or such other date as is determined by the Administrator, provided that in the case of any Incentive Stock Option, the grant date shall be the later of the date on which the Administrator makes the determination granting such Incentive Stock Option or the date of commencement of the Awardee’s employment relationship with the Company.
     (v) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.
     (w) “Insider Director” means a Director who is an Employee.
     (x) “Nasdaq” means the Nasdaq Global Market or its successor.
     (y) “1999 Plan” means the Company’s 1999 Stock Plan, as amended.
     (z) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.
     (aa) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
     (bb) “Option” means a right granted under Section 8 to purchase a number of Shares at such exercise price, at such times, and on such other terms and conditions as are specified in the agreement or other documents evidencing the Option (the “Option Agreement”). Both Options intended to qualify as Incentive Stock Options and Nonstatutory Stock Options may be granted under the Plan.
     (cc) “Outside Director” means a Director who is not an Employee.
     (dd) “Participant” means the Awardee or any person (including any estate) to whom an Award has been assigned or transferred as permitted hereunder.
     (ee) “Qualifying Performance Criteria” shall have the meaning set forth in Section 13(b) of the Plan.
     (ff) “Plan” means this Phoenix Technologies Ltd. 2007 Equity Incentive Plan.
     (gg) “Share” means a share of the Common Stock, as adjusted in accordance with Section 14 of the Plan.
     (hh) “Stock Appreciation Right” means a right to receive cash and/or shares of Common Stock based on a change in the Fair Market Value of a specific number of shares of Common Stock between the grant date and the exercise date granted under Section 11.
     (ii) “Stock Award” means an award or issuance of Shares, Stock Units, Stock Appreciation Rights or other similar awards made under Section 11 of the Plan, the grant, issuance, retention, vesting, settlement, and/or transferability of which is subject during specified periods of time to such conditions (including continued employment or performance conditions) and terms as are expressed in the agreement or other documents evidencing the Award (the “Stock Award Agreement”).

     (jj) “Stock Unit” means a bookkeeping entry representing an amount equivalent to the Fair Market Value of one Share (or a fraction or multiple of such value), payable in cash, property or Shares. Stock Units represent an unfunded and unsecured obligation of the Company, except as otherwise provided for by the Administrator.
     (kk) “Subsidiary” means any company (other than the Company) in an unbroken chain of companies beginning with the Company, provided each company in the unbroken chain (other than the Company) owns, at the time of determination, stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other companies in such chain.
     (ll) “Termination of Employment” shall mean ceasing to be an Employee, Consultant or Director, as determined in the sole discretion of the Administrator. However, for Incentive Stock Option purposes, Termination of Employment will occur when the Awardee ceases to be an employee (as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder) of the Company or one of its Subsidiaries. The Administrator shall determine whether any corporate transaction, such as a sale or spin-off of a division or business unit, or a joint venture, shall be deemed to result in a Termination of Employment.
     (mm) “Total and Permanent Disability” shall have the meaning set forth in Section 22(e)(3) of the Code.
3.	Stock Subject to the Plan.
          (a) Aggregate Limits. Subject to the provisions of Section 14 of the Plan, the maximum aggregate number of Shares that may be sold or issued under the Plan is 5,000,000 (including a 1,500,000 Share increase approved by the Board in December 2009 subject to stockholder approval) plus up to 4,149,779 Shares that as of October 5, 2007 were available for issuance or subject to outstanding options granted under the 1999 Plan or had been issued under the 1999 Plan but are subject to repurchase by the Company (the “1999 Plan Shares”); provided that the 1999 Plan Shares shall only become available for grant under the Plan if and to the extent that such outstanding options granted under the 1999 Plan are cancelled, expire or are forfeited or such Shares issued under the 1999 Plan are repurchased by the Company. The number of Shares reserved for issuance under the Plan shall be reduced by 2 Shares for each Share issued pursuant to a Full Value Award.
          (b) Shares subject to Awards granted under the Plan that are cancelled, expire or are forfeited shall be available for re-grant under the Plan, including Shares issued pursuant to an Award granted under the Plan that are repurchased by the Company upon the Awardee’s failure to vest in or otherwise earn the Shares; provided, however, that with respect to each Share subject to the cancellation, expiration or forfeiture of a Full Value Award (including a repurchase of Shares issued under a Full Value Award), 2 Shares shall be added back to the reserve and shall be available for re-grant under the Plan. If an Awardee pays the exercise or purchase price of an Award granted under the Plan or the 1999 Plan through the tender of Shares, or if Shares are tendered or withheld to satisfy any Company withholding obligations, the number of Shares so tendered or withheld (whether issued under the Plan or the 1999 Plan) shall not become available for re-issuance thereafter under the Plan.
     (b) Code Section 162(m) Share Limits. Subject to the provisions of Section 14 of the Plan, the aggregate number of Shares subject to Awards granted under this Plan during any fiscal year to any one Awardee shall not exceed 175,000, except that in connection with his or her first commencing service with the Company or an Affiliate, an Awardee may be granted Awards covering up to an additional 125,000 Shares during the year in which such service commences. Notwithstanding anything to the contrary in the Plan, the limitations set forth in this Section 3(c) shall be subject to adjustment under Section 14 of the Plan only to the extent that such adjustment will not affect the status of any Award intended to qualify as “performance based compensation” under Code Section 162(m).
4.	Administration of the Plan.
     (a) Procedure.

          (i) Multiple Administrative Bodies. The Plan shall be administered by the Board, a Committee and/or other delegates approved by the Board consistent with Applicable Law.
          (ii) Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, Awards to “covered employees” within the meaning of Section 162(m) of the Code or Employees that the Committee determines may be “covered employees” in the future shall be made by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.
          (iii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3 promulgated under the Exchange Act (“Rule 16b-3”), Awards to Officers and Directors shall be made by the entire Board or a Committee of two or more “non-employee directors” within the meaning of Rule 16b-3.
          (iv) Other Administration. Except to the extent prohibited by Applicable Law, the Board may delegate to an authorized officer or officers of the Company the power to approve Awards to persons eligible to receive Awards under the Plan who are not (A) subject to Section 16 of the Exchange Act or (B) at the time of such approval, “covered employees” under Section 162(m) of the Code or (C) any other executive officer.
          (v) Delegation of Authority for the Day-to-Day Administration of the Plan. Except to the extent prohibited by Applicable Law, the Administrator may delegate to one or more individuals the day-to-day administration of the Plan and any of the functions assigned to it in this Plan. Such delegation may be revoked at any time.
          (vi) Nasdaq. The Plan will be administered in a manner that complies with any applicable Nasdaq or stock exchange listing requirements.
     (b) Powers of the Administrator. Subject to the provisions of the Plan and, in the case of a Committee or delegates acting as the Administrator, subject to the specific duties delegated to such Committee or delegates, the Administrator shall have the authority, in its discretion:
          (i) to select the Employees, Consultants and Directors of the Company or its Affiliates to whom Awards are to be granted hereunder;
          (ii) to determine the number of shares of Common Stock to be covered by each Award granted hereunder;
          (iii) to determine the type of Award to be granted to the selected Employees, Consultants and Directors;
          (iv) to approve forms of Award Agreements for use under the Plan;
          (v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise and/or purchase price (if applicable), the time or times when an Award may be exercised (which may or may not be based on performance criteria), the vesting schedule, any vesting and/or exercisability acceleration or waiver of forfeiture restrictions, the acceptable forms of consideration, the term, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine and may be established at the time an Award is granted or thereafter;
          (vi) to correct administrative errors;
          (vii) to construe and interpret the terms of the Plan (including sub-plans and Plan addenda) and Awards granted pursuant to the Plan;

          (viii) to adopt rules and procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Administrator is specifically authorized (A) to adopt the rules and procedures regarding the conversion of local currency, withholding procedures and handling of stock certificates which vary with local requirements and (B) to adopt sub-plans and Plan addenda as the Administrator deems desirable, to accommodate foreign laws, regulations and practice;
          (ix) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans and Plan addenda;
          (x) to modify or amend each Award, including, but not limited to, the acceleration of vesting and/or exercisability, provided, however, that any such amendment is subject to Section 15 of the Plan and except as set forth in that Section, may not impair any outstanding Award unless agreed to in writing by the Participant;
          (xi) to allow Participants to satisfy withholding tax amounts by electing to have the Company withhold from the Shares to be issued upon exercise of an Option or vesting of a Stock Award that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined in such manner and on such date that the Administrator shall determine or, in the absence of provision otherwise, on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may provide;
          (xii) to authorize conversion or substitution under the Plan of any or all stock options, stock appreciation rights or other stock awards held by service providers of an entity acquired by the Company (the “Conversion Awards”). Any conversion or substitution shall be effective as of the close of the merger, acquisition or other transaction. The Conversion Awards may be Nonstatutory Stock Options or Incentive Stock Options, as determined by the Administrator, with respect to options granted by the acquired entity; provided, however, that with respect to the conversion of stock appreciation rights in the acquired entity, the Conversion Awards shall be Nonstatutory Stock Options. Unless otherwise determined by the Administrator at the time of conversion or substitution, all Conversion Awards shall have the same terms and conditions as Awards generally granted by the Company under the Plan;
          (xiii) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;
          (xiv) to impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by the Participant of any Shares issued as a result of or under an Award, including without limitation, (A) restrictions under an insider trading policy or under any other Company policy relating to Company stock and stock ownership and (B) restrictions as to the use of a specified brokerage firm for such resales or other transfers;
          (xv) to provide, either at the time an Award is granted or by subsequent action, that an Award shall contain as a term thereof, a right, either in tandem with the other rights under the Award or as an alternative thereto, of the Participant to receive, without payment to the Company, a number of Shares, cash or a combination thereof, the amount of which is determined by reference to the value of the Award; and
          (xvi) to make all other determinations deemed necessary or advisable for administering the Plan and any Award granted hereunder.
     (c) Effect of Administrator’s Decision. All decisions, determinations and interpretations by the Administrator regarding the Plan, any rules and regulations under the Plan and the terms and conditions of any Award granted hereunder, shall be final and binding on all Participants and on all other persons. The Administrator shall consider such factors as it deems relevant, in its sole and absolute discretion, to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any officer or other employee of the Company and such attorneys, consultants and accountants as it may select.

5. Eligibility.
     Awards may be granted to Employees, Consultants and Directors of the Company or any of its Affiliates; provided that Incentive Stock Options may be granted only to Employees of the Company or of a Subsidiary of the Company.
6. Term of Plan.
     The Plan shall become effective on October 5, 2007, contingent upon approval of the stockholders of the Company. It shall continue in effect for a term of ten (10) years from the later of the date the stockholders of the Company approve the Plan or the date any amendment to add shares to the Plan is approved by stockholders of the Company, unless terminated earlier under Section 15 of the Plan.
7. Term of Award.
     The term of each Award shall be determined by the Administrator and stated in the Award Agreement. In the case of an Option, the term shall be ten (10) years from the Grant Date or such shorter term as may be provided in the Award Agreement; provided that an Incentive Stock Option granted to an Employee who on the Grant Date owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Subsidiary shall have a term of no more than five (5) years from the Grant Date; and provided further that the term may be ten and one-half (10 1/2) years (or a shorter period) in the case of Options granted to Employees in certain jurisdictions outside the United States as determined by the Administrator.
8. Options.
     The Administrator may grant an Option or provide for the grant of an Option, either from time to time in the discretion of the Administrator or automatically upon the occurrence of specified events, including, without limitation, the achievement of performance goals, the satisfaction of an event or condition within the control of the Awardee or within the control of others.
     (a) Option Agreement. Each Option Agreement shall contain provisions regarding (i) the number of Shares that may be issued upon exercise of the Option, (ii) the type of Option, (iii) the exercise price of the Shares and the means of payment for the Shares, (iv) the term of the Option, (v) such terms and conditions on the vesting and/or exercisability of an Option as may be determined from time to time by the Administrator, (vi) restrictions on the transfer of the Option or the Shares issued upon exercise of the Option and forfeiture provisions and (vii) such further terms and conditions, in each case not inconsistent with this Plan as may be determined from time to time by the Administrator.
     (b) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:
          (i) In the case of an Incentive Stock Option, the per Share exercise price shall be no less than one hundred percent (100%) of the Fair Market Value per Share on the Grant Date; provided however, that in the case of an Incentive Stock Option granted to an Employee who on the Grant Date owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Subsidiary, the per Share exercise price shall be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the Grant Date.
          (ii) In the case of a Nonstatutory Stock Option, the per Share exercise price shall be no less than one hundred percent (100%) of the Fair Market Value per Share on the Grant Date.
          (iii) Notwithstanding the foregoing, at the Administrator’s discretion, Conversion Awards may be granted in substitution and/or conversion of options of an acquired entity, with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of such substitution and/or conversion.

     (c) No Option Repricings. Other than in connection with a change in the Company’s capitalization (as described in Section 14(a) of the Plan), the exercise price of an Option may not be reduced without stockholder approval.
     (d) Vesting Period and Exercise Dates. Options granted under this Plan shall vest and/or be exercisable at such time and in such installments during the period prior to the expiration of the Option’s term as determined by the Administrator. The Administrator shall have the right to make the timing of the ability to exercise any Option granted under this Plan subject to continued employment, the passage of time and/or such performance requirements as deemed appropriate by the Administrator. At any time after the grant of an Option, the Administrator may reduce or eliminate any restrictions surrounding any Participant’s right to exercise all or part of the Option.
     (e) Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment, either through the terms of the Option Agreement or at the time of exercise of an Option. Acceptable forms of consideration may include:
          (i) cash;
          (ii) check or wire transfer (denominated in U.S. Dollars);
          (iii) subject to the Company’s discretion to refuse for any reason and at any time to accept such consideration and subject to any conditions or limitations established by the Administrator, other Shares held by the Participant which (x) in the case of Shares acquired upon exercise of an option, if required to avoid adverse accounting consequences, such Shares shall have been owned by the Awardee for more than six (6) months on the date of surrender, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;
          (iv) consideration received by the Company under a broker-assisted sale and remittance program acceptable to the Administrator;
          (v) cashless “net exercise” arrangement pursuant to which the Company will reduce the number of Shares issued upon exercise by the largest whole number of Shares having an aggregate Fair Market Value that does not exceed the aggregate exercise price; provided that the Company shall accept a cash or other payment from the Participant to the extent of any remaining balance of the exercise price not satisfied by such reduction in the number of whole Shares to be issued;
          (vi) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or
          (vii) any combination of the foregoing methods of payment.
     (f) Effect of Termination on Options
          (i) Generally. Unless otherwise provided for by the Administrator or in the Option Agreement, upon an Awardee’s Termination of Employment other than as a result of circumstances described in Sections 8(f)(ii)) and ((iii)) below, the Option shall remain exercisable for three (3) months following the Awardee’s Termination of Employment; provided that an Option granted to a Director or Officer shall remain exercisable for six (6) months following the Awardee’s Termination of Employment. In any case the Option shall not be exerisable beyond the expiration date of the Option. The Option shall automatically terminate at the end of such period to the extent the Awardee has not exercised it within such period.
          (ii) Disability of Awardee. Unless otherwise provided for by the Administrator, upon an Awardee’s Termination of Employment as a result of the Awardee’s disability, including Total and Permanent Disability, all outstanding Options granted to such Awardee that were vested and exercisable as of the date of the Awardee’s Termination of Employment may be exercised by the Awardee until the earlier of (A) twelve (12)

months following Awardee’s Termination of Employment as a result of Awardee’s disability, including Total and Permanent Disability or (B) the expiration of the term of such Option. If the Awardee does not exercise such Option within the time specified, the Option (to the extent not exercised) shall automatically terminate.
          (iii) Death of Awardee. Unless otherwise provided for by the Administrator, upon an Awardee’s Termination of Employment as a result of the Awardee’s death, all outstanding Options granted to such Awardee that were vested and exercisable as of the date of the Awardee’s death may be exercised until the earlier of (A) twelve (12) months following the Awardee’s death or (B) the expiration of the term of such Option. If an Option is held by the Awardee when he or she dies, such Option may be exercised, to the extent the Option is vested and exercisable, by the beneficiary designated by the Awardee (as provided in Section 16 of the Plan), the executor or administrator of the Awardee’s estate or, if none, by the person(s) entitled to exercise the Option under the Awardee’s will or the laws of descent or distribution; provided that the Company need not accept exercise of an Option by such beneficiary, executor or administrator unless the Company has satisfactory evidence of such person’s authority to act as such. If the Option is not so exercised within the time specified, such Option (to the extent not exercised) shall automatically terminate.
          (iv) Other Terminations of Employment. The Administrator may provide in the applicable Option Agreement for different treatment of Options upon Termination of Employment of the Awardee than that specified above.
          (v) Extension of Exercise Period. The Administrator shall have full power and authority to extend the period of time for which an Option is to remain exercisable following an Awardee’s Termination of Employment from the periods set forth in Sections 8(f)(i)), ((ii)) and ((iii)) above or in the Option Agreement to such greater time as the Board shall deem appropriate, provided that in no event shall such Option be exercisable later than the date of expiration of the term of such Option as set forth in the Option Agreement.
     (g) Leave of Absence. The Administrator shall have the discretion to determine whether and to what extent the vesting of Options shall be tolled during any unpaid leave of absence; provided, however, that in the absence of such determination, vesting of Options shall be tolled during any leave that is not a leave required to be provided to the Awardee under Applicable Law. In the event of military leave, vesting shall toll during any unpaid portion of such leave, provided that, upon an Awardee’s returning from military leave (under conditions that would entitle him or her to protection upon such return under the Uniform Services Employment and Reemployment Rights Act), he or she shall be given vesting credit with respect to Options to the same extent as would have applied had the Awardee continued to provide services to the Company throughout the leave on the same terms as he or she was providing services immediately prior to such leave.
9. Incentive Stock Option Limitations/Terms.
     (a) Eligibility. Only employees (as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder) of the Company or any of its Subsidiaries may be granted Incentive Stock Options.
     (b) $100,000 Limitation. Notwithstanding the designation “Incentive Stock Option” in an Option Agreement, if and to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Awardee during any calendar year (under all plans of the Company and any of its Subsidiaries) exceeds U.S. $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 9(b), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the Grant Date.
     (c) Transferability. An Incentive Stock Option may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner by the Awardee otherwise than by will or the laws of descent and distribution, and, during the lifetime of such Awardee, may only be exercised by the Awardee. If the terms of an Incentive Stock Option are amended to permit transferability, the Option will be treated for tax purposes as a Nonstatutory Stock Option. The designation of a beneficiary by an Awardee will not constitute a transfer.

     (d) Exercise Price. The per Share exercise price of an Incentive Stock Option shall be determined by the Administrator in accordance with Section 8(b)(i)) of the Plan.
     (e) Leave of Absence. For purposes of Incentive Stock Options, no leave of absence may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the ninety-first (91st) day of such leave any Incentive Stock Option held by the Awardee shall be treated for tax purposes as a Nonstatutory Stock Option.
     (f) Other Terms. Option Agreements evidencing Incentive Stock Options shall contain such other terms and conditions as may be necessary to qualify, to the extent determined desirable by the Administrator, with the applicable provisions of Section 422 of the Code.
10. Exercise of Option.
     (a) Procedure for Exercise.
          (i) Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the respective Option Agreement.
          (ii) An Option shall be deemed exercised when the Company receives (A) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option; (B) full payment for the Shares with respect to which the related Option is exercised; and (C) payment of applicable withholding taxes (if any).
          (iii) An Option may not be exercised for a fraction of a Share.
     (b) Rights as a Stockholder. The Company shall issue (or cause to be issued) such Shares as soon as administratively practicable after the Option is exercised. Shares issued upon exercise of an Option shall be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Unless provided otherwise by the Administrator or pursuant to this Plan, until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option.
11. Stock Awards.
     (a) Stock Award Agreement. Each Stock Award Agreement shall contain provisions regarding (i) the number of Shares subject to such Stock Award or a formula for determining such number, (ii) the purchase price of the Shares, if any, and the means of payment for the Shares, (iii) the performance criteria (including Qualifying Performance Criteria) , if any, and level of achievement versus these criteria that shall determine the number of Shares granted, issued, retainable and/or vested, (iv) such terms and conditions on the grant, issuance, vesting, settlement and/or forfeiture of the Shares as may be determined from time to time by the Administrator, (v) restrictions on the transferability of the Stock Award and (vi) such further terms and conditions in each case not inconsistent with this Plan as may be determined from time to time by the Administrator.
     (b) Restrictions and Performance Criteria. The grant, issuance, retention, settlement and/or vesting of each Stock Award or the Shares subject thereto may be subject to such performance criteria (including Qualifying Performance Criteria) and level of achievement versus these criteria as the Administrator shall determine, which criteria may be based on financial performance, personal performance evaluations and/or completion of service by the Awardee. Unless otherwise permitted in compliance with the requirements of Code Section 162(m) with respect to an Award intended to comply as “performance-based compensation” thereunder, the Committee shall establish the Qualifying Performance Criteria applicable to, and the formula for calculating the amount payable under, the Award no later than the earlier of (a) the date ninety (90) days after the commencement of the applicable performance period, or (b) the date on which 25% of the performance period has elapsed, and in any event at a time when the achievement of the applicable Qualifying Performance Criteria remains substantially uncertain.
     (c) Forfeiture. Unless otherwise provided for by the Administrator, upon the Awardee’s Termination of Employment, the Stock Award and the Shares subject thereto shall be forfeited, provided that to the extent that the Participant purchased or earned any Shares, the Company shall have a right to repurchase the unvested Shares at such price and on such terms and conditions as the Administrator determines.
     (d) Rights as a Stockholder. Unless otherwise provided by the Administrator in the Award Agreement, the Participant shall have the rights equivalent to those of a stockholder and shall be a stockholder only after Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) to the Participant. Unless otherwise provided by the Administrator, a Participant holding Stock Units shall not be entitled to receive dividend payments or any credit therefor as if he or she was an actual stockholder.
     (e) Stock Appreciation Rights.
          (i) General. Stock Appreciation Rights may be granted either alone, in addition to, or in tandem with other Awards granted under the Plan. The Board may grant Stock Appreciation Rights to eligible Participants subject to terms and conditions not inconsistent with this Plan and determined by the Board. The specific terms and conditions applicable to the Participant shall be provided for in the Stock Award Agreement. Stock Appreciation Rights shall be exercisable, in whole or in part, at such times as the Board shall specify in the Stock Award Agreement.
          (ii) Exercise of Stock Appreciation Right. Upon the exercise of a Stock Appreciation Right, in whole or in part, the Participant shall be entitled to a payment in an amount equal to the excess of the Fair Market Value on the date of exercise of a fixed number of Shares covered by the exercised portion of the Stock Appreciation Right, over the Fair Market Value on the Grant Date of the Shares covered by the exercised portion of the Stock Appreciation Right (or such other amount calculated with respect to Shares subject to the Award as the Board may determine). The amount due to the Participant upon the exercise of a Stock Appreciation Right shall be paid in such form of consideration as determined by the Board and may be in cash, Shares or a combination thereof, over the period or periods specified in the Stock Award Agreement. A Stock Award Agreement may place limits on the amount that may be paid over any specified period or periods upon the exercise of a Stock Appreciation Right, on an aggregate basis or as to any Participant. A Stock Appreciation Right shall be considered exercised when the Company receives written notice of exercise in accordance with the terms of the Stock Award Agreement from the person entitled to exercise the Stock Appreciation Right.
          (iii) Nonassignability of Stock Appreciation Rights. Except as determined by the Administrator, no Stock Appreciation Right shall be assignable or otherwise transferable by the Participant except by will or by the laws of descent and distribution.
12. Automatic Director Options.
     (a) Procedure for Grants. Subject to Section 12(f) below, (i) all Automatic Director Options under this Plan shall be automatic and nondiscretionary and shall be made strictly in accordance with the provisions of this Section 12 and (ii) no person shall have any discretion to select which Outside Directors shall be granted Automatic Director Options or to determine the number of Shares to be covered by Automatic Director Options granted to Outside Directors.
     (b) Number of Shares Subject to Automatic Director Options.
          (i) Each Outside Director shall be automatically granted an Option to purchase 40,000 Shares (the “First Option”) on the date on which such person first becomes an Outside Director, whether through election by the stockholders of the Company or appointment by the Board to fill a vacancy; provided, however, that an Inside Director who ceases to be an Inside Director but who remains a Director shall not receive a First Option.

          (ii) Each Outside Director shall be automatically granted an option to purchase 15,000 Shares (a “Subsequent Option”) on the anniversary date on which each director became an Outside Director provided he or she is then an Outside Director and if as of such date, he or she shall have served on the Board for at least the preceding six (6) months.
     (c) Option Agreement. Each Option Agreement for an Automatic Director Option shall contain the following provisions: (i) the term of the Option shall be ten (10) years; (ii) the Option shall be exercisable only while the Outside Director remains a Director of the Company (subject to subsection (e) below); (iii) the exercise price per Share shall be 100% of the Fair Market Value per Share on the Grant Date of the Option; and (iv) the Option shall vest and become exercisable for 100% of the shares subject to the Option on the Grant Date.
     (d) Shares Available in Plan. In the event that any Automatic Director Option granted under the Plan would cause the number of Shares subject to outstanding Options plus the number of Shares previously issued to exceed the maximum number of shares available for issuance under the Plan pursuant to Section 3(a), then the remaining Shares available for Option grants shall be granted under Automatic Director Options to the Outside Directors on a pro rata basis. No further grants shall be made until such time, if any, as additional Shares become available for grant under the Plan through action of the Board or the stockholders to increase the number of Shares which may be issued under the Plan or through cancellation or expiration of Awards previously granted under the Plan.
     (e) Termination of Continuous Status as a Director. Subject to Section 14 hereof, in the event an Awardee’s status as a Director terminates (other than upon the Awardee’s death or Disability), the Awardee may exercise all outstanding Options granted to such Awardee that were vested and exercisable as of the date of the Awardee’s termination as a Director within the lesser of (i) six (6) months following the date of such termination and (ii) the expiration of the term of such Option as set forth in the Option Agreement; provided that the Board shall have full power and authority to extend the period of time for which an Automatic Director Option is to remain exercisable to such greater time as the Board shall deem appropriate (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement). To the extent that the Awardee does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.
     (f) Amendment and Termination of Automatic Director Option Program. The Board shall have sole and exclusive authority to establish, maintain, amend, suspend, and terminate the program by which Non-Employee Directors are granted Automatic Director Options pursuant to this Section 12(a).
13. Other Provisions Applicable to Awards.
     (a) Non-Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner for value other than by beneficiary designation, will or by the laws of descent or distribution. Subject to Section 9(c), the Administrator may in its discretion make an Award transferable to an Awardee’s family member or any other person or entity as it deems appropriate. If the Administrator makes an Award transferable, either at the time of grant or thereafter, such Award shall contain such additional terms and conditions as the Administrator deems appropriate, and any transferee shall be deemed to be bound by such terms upon acceptance of such transfer.
     (b) Qualifying Performance Criteria. For purposes of this Plan, the term “Qualifying Performance Criteria” shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit, Affiliate or business segment, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Administrator in the Award: (i) cash flow; (ii) earnings (including gross margin; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings before stock compensation expense pursuant to SFAS 123(R); earnings before taxes; and net earnings); (iii) earnings per share; (iv) growth in earnings or earnings per share; (v) stock price; (vi) return on equity or average stockholders’ equity; (vii) total stockholder return; (viii) return on capital; (ix) return on assets or net assets; (x) return on investment; (xi) revenue or growth in revenue; (xii) income or net income; (xiii) operating income or net operating income, in aggregate or per share; (xiv) operating profit or net operating profit; (xv) operating margin; (xvi) return on operating revenue; (xvii) market share; (xviii) contract awards or backlog; (xix) overhead or other expense reduction; (xx) growth in stockholder value relative to the moving average of the S&P 500 Index or a peer group index; (xxi) credit rating; (xxii) strategic plan development and implementation (including individual performance objectives that relate to achievement of the Company’s or any business unit’s strategic plan); (xxiii) improvement in workforce diversity; (xxiv) growth of revenue, operating income or net income; (xxv) efficiency ratio; and (xxvi) ratio of nonperforming assets to total assets. The Committee may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (A) asset write-downs; (B) litigation or claim judgments or settlements; (C) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (D) accruals for reorganization and restructuring programs; and (E) any gains or losses classified as extraordinary or as discontinued operations in the Company’s financial statements.
     (c) Certification. Prior to the payment of any compensation under an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee shall certify the extent to which any Qualifying Performance Criteria and any other material terms under such Award have been satisfied (other than in cases where such relate solely to the increase in the value of the Common Stock).
     (d) Discretionary Adjustments Pursuant to Section 162(m). Notwithstanding satisfaction of any completion of any Qualifying Performance Criteria, to the extent specified at the time of grant of an Award to “covered employees” within the meaning of Section 162(m) of the Code, the number of Shares, Options or other benefits granted, issued, retainable and/or vested under an Award on account of satisfaction of such Qualifying Performance Criteria may be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine.
     (e) Tax Withholding Obligation. As a condition of the grant, issuance, vesting, exercise or settlement of an Award granted under the Plan, the Participant shall make such arrangements as the Administrator may require for the satisfaction of any applicable federal, state, local or foreign withholding tax obligations that may arise in connection with such grant, issuance, vesting, exercise or settlement of the Award. The Company shall not be required to issue any Shares under the Plan until such obligations are satisfied.
     (f) Compliance with Section 409A. Notwithstanding anything to the contrary contained herein, to the extent that the Administrator determines that any Award granted under the Plan is subject to Code Section 409A and unless otherwise specified in the applicable Award Agreement, the Award Agreement evidencing such Award shall incorporate the terms and conditions necessary for such Award to avoid the consequences described in Code Section 409A(a)(1), and to the maximum extent permitted under Applicable Law (and unless otherwise stated in the applicable Award Agreement), the Plan and the Award Agreements shall be interpreted in a manner that results in their conforming to the requirements of Code Section 409A(a)(2), (3) and (4) and any Department of Treasury or Internal Revenue Service regulations or other interpretive guidance issued under Section 409A (whenever issued, the “Guidance”). Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement provides otherwise, with specific reference to this sentence), to the extent that a Participant holding an Award that constitutes “deferred compensation” under Section 409A and the Guidance is a “specified employee” (also as defined thereunder), no distribution or payment of any amount shall be made before a date that is six (6) months following the date of such Participant’s “separation from service” (as defined in Section 409A and the Guidance) or, if earlier, the date of the Participant’s death.
     (g) Deferral of Award Benefits. The Administrator may in its discretion and upon such terms and conditions as it determines appropriate permit one or more Participants whom it selects to (a) defer compensation payable pursuant to the terms of an Award, or (b) defer compensation arising outside the terms of this Plan pursuant to a program that provides for deferred payment in satisfaction of such other compensation amounts through the issuance of one or more Awards. Any such deferral arrangement shall be evidenced by an Award Agreement in such form as the Administrator shall from time to time establish, and no such deferral arrangement shall be a valid and binding obligation unless evidenced by a fully executed Award Agreement, the form of which the Administrator has approved, including through the Administrator’s establishing a written program (the “Program”) under this Plan to govern the form of Award Agreements participating in such Program. Any such Award Agreement or Program shall specify the treatment of dividends or dividend equivalent rights (if any) that apply to Awards governed thereby, and shall further provide that any elections governing payment of amounts pursuant to such Program shall be in writing, shall be delivered to the Company or its agent in a form and manner that complies with Code Section 409A and the Guidance, and shall specify the amount to be distributed in settlement of the deferral arrangement, as well as the time and form of such distribution in a manner that complies with Code Section 409A and the Guidance.
14.	Adjustments upon Changes in Capitalization, Dissolution or Change in Control.
     (a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Award, the number of shares of Common Stock which have been authorized for issuance under the Plan, but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation, forfeiture or expiration of an Award, the price per Share subject to each such outstanding Award, the number of Shares issuable pursuant to Automatic Director Options and the share limits set forth in Section 3 and shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.
     (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised or the Shares subject thereto issued to the Awardee and unless otherwise determined by the Administrator, an Award will terminate immediately prior to the consummation of such proposed transaction.
     (c) Change in Control. In the event there is a Change in Control of the Company, as determined by the Board or a Committee, the Board or Committee may, in its discretion, (i) provide for the assumption or substitution of, or adjustment (including to the number and type of Shares and exercise or purchase price applicable) to, each outstanding Award; (ii) accelerate the vesting of Options and terminate any restrictions on Stock Awards and/or (iii) provide for termination of Awards as a result of the Change in Control on such terms and conditions as it deems appropriate, including providing for the cancellation of Awards for a cash or other payment to the Participant.
     For purposes of this Section 14(c), an Award shall be considered assumed, without limitation, if, at the time of issuance of the stock or other consideration upon a Change in Control, as the case may be, each holder of an Award would be entitled to receive upon exercise of the Award the same number and kind of shares of stock or the same amount of property, cash or securities as such holder would have been entitled to receive upon the occurrence of the transaction if the holder had been, immediately prior to such transaction, the holder of the number of Shares covered by the Award at such time (after giving effect to any adjustments in the number of Shares covered by the Award as provided for in Section 14(c)); provided that if such consideration received in the transaction is not solely common stock of the successor corporation, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon exercise of the Award to be solely common stock of the successor corporation equal to the Fair Market Value of the per Share consideration received by holders of Common Stock in the transaction.
15.	Amendment and Termination of the Plan.
     (a) Amendment and Termination. The Administrator may amend, alter or discontinue the Plan or any Award Agreement, but any such amendment shall be subject to approval of the stockholders of the Company in the manner and to the extent required by Applicable Law. In addition, without limiting the foregoing, unless approved by the stockholders of the Company, no such amendment shall be made that would:
(i)	materially increase the maximum number of Shares for which Awards may be granted under the Plan, other than an increase pursuant to Section 14 of the Plan;

(ii)	reduce the minimum exercise price at which Options may be granted under the Plan;

(iii)	result in a repricing of Options by (x) reducing the exercise price of outstanding Options or (y) canceling an outstanding Option held by an Awardee and re-granting to the Awardee a new Option with a lower exercise price, in either case other than in connection with a change in the Company’s capitalization pursuant to Section 14 of the Plan; or

(iv)	change the class of persons eligible to receive Awards under the Plan.
     (b) Effect of Amendment or Termination. No amendment, suspension or termination of the Plan shall impair the rights of any Award, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company; provided further that the Administrator may amend an outstanding Award in order to conform it to the Administrator’s intent (in its sole discretion) that such Award not be subject to Code Section 409A(a)(1)(B). Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.
     (c) Effect of the Plan on Other Arrangements. Neither the adoption of the Plan by the Board or a Committee nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or any Committee to adopt such other incentive arrangements as it or they may deem desirable, including without limitation, the granting of restricted stock or stock options otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases. The value of Awards granted pursuant to the Plan will not be included as compensation, earnings, salaries or other similar terms used when calculating an Awardee’s benefits under any employee benefit plan sponsored by the Company or any Subsidiary except as such plan otherwise expressly provides.
16.	Designation of Beneficiary.
     (a) An Awardee may file a written designation of a beneficiary who is to receive the Awardee’s rights pursuant to Awardee’s Award or the Awardee may include his or her Awards in an omnibus beneficiary designation for all benefits under the Plan. To the extent that Awardee has completed a designation of beneficiary while employed with the Company, such beneficiary designation shall remain in effect with respect to any Award hereunder until changed by the Awardee to the extent enforceable under Applicable Law.
     (b) Such designation of beneficiary may be changed by the Awardee at any time by written notice. In the event of the death of an Awardee and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Awardee’s death, the Company shall allow the executor or administrator of the estate of the Awardee to exercise the Award, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may allow the spouse or one or more dependents or relatives of the Awardee to exercise the Award to the extent permissible under Applicable Law or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.
17.	No Right to Awards or to Employment.
     No person shall have any claim or right to be granted an Award and the grant of any Award shall not be construed as giving an Awardee the right to continue in the employ or service of the Company or its Affiliates. Further, the Company and its Affiliates expressly reserve the right, at any time, to dismiss any Employee, Consultant or Awardee at any time without liability or any claim under the Plan, except as provided herein or in any Award Agreement entered into hereunder.
18.	Legal Compliance.
     Subject to Section 22, shares shall not be issued pursuant to the exercise of an Option or Stock Award unless the exercise of such Option or Stock Award and the issuance and delivery of such Shares shall comply with

Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.
19. Reservation of Shares.
     The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.
20. Notice.
     Any written notice to the Company required by any provisions of this Plan shall be addressed to the Secretary of the Company and shall be effective when received.
21. Governing Law; Interpretation of Plan and Awards.
     (a) This Plan and all determinations made and actions taken pursuant hereto shall be governed by the substantive laws, but not the choice of law rules, of the state of Delaware.
     (b) In the event that any provision of the Plan or any Award granted under the Plan is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid and enforceable, or otherwise deleted, and the remainder of the terms of the Plan and/or Award shall not be affected except to the extent necessary to reform or delete such illegal, invalid or unenforceable provision.
     (c) The headings preceding the text of the sections hereof are inserted solely for convenience of reference, and shall not constitute a part of the Plan, nor shall they affect its meaning, construction or effect.
     (d) The terms of the Plan and any Award shall inure to the benefit of and be binding upon the parties hereto and their respective permitted heirs, beneficiaries, successors and assigns.
     (e) All questions arising under the Plan or under any Award shall be decided by the Administrator in its total and absolute discretion. In the event the Participant believes that a decision by the Administrator with respect to such person was arbitrary or capricious, the Participant may request arbitration with respect to such decision. The review by the arbitrator shall be limited to determining whether the Administrator’s decision was arbitrary or capricious. This arbitration shall be the sole and exclusive review permitted of the Administrator’s decision, and the Awardee shall as a condition to the receipt of an Award be deemed to explicitly waive any right to judicial review.
     (f) Notice of demand for arbitration shall be made in writing to the Administrator within thirty (30) days after the applicable decision by the Administrator. The arbitrator shall be selected from amongst those members of the Board who are neither Administrators nor Employees. If there are no such members of the Board, the arbitrator shall be selected by the Board. The arbitrator shall be an individual who is an attorney licensed to practice law in the State of Delaware. Such arbitrator shall be neutral within the meaning of the Commercial Rules of Dispute Resolution of the American Arbitration Association; provided, however, that the arbitration shall not be administered by the American Arbitration Association. Any challenge to the neutrality of the arbitrator shall be resolved by the arbitrator whose decision shall be final and conclusive. The arbitration shall be administered and conducted by the arbitrator pursuant to the Commercial Rules of Dispute Resolution of the American Arbitration Association. The decision of the arbitrator on the issue(s) presented for arbitration shall be final and conclusive and may be enforced in any court of competent jurisdiction.
22. Limitation on Liability.
     The Company and any Affiliate which is in existence or hereafter comes into existence shall not be liable to a Participant, an Employee, an Awardee or any other persons as to:

     (a) The Non-Issuance of Shares. The non-issuance or sale of Shares (including under Section 18 above) as to which the Company has been unable, or the Administrator deems it infeasible, to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares hereunder; and
     (b) Tax Consequences. Any tax consequence realized by any Participant, Employee, Awardee or other person due to the receipt, vesting, exercise or settlement of any Option or other Award granted hereunder or due to the transfer of any Shares issued hereunder. The Participant is responsible for, and by accepting an Award under the Plan agrees to bear, all taxes of any nature that are legally imposed upon the Participant in connection with an Award, and the Company does not assume, and will not be liable to any party for, any cost or liability arising in connection with such tax liability legally imposed on the Participant. In particular, Awards issued under the Plan may be characterized by the Internal Revenue Service (the “IRS”) as “deferred compensation” under the Code resulting in additional taxes, including in some cases interest and penalties. In the event the IRS determines that an Award constitutes deferred compensation under the Code or challenges any good faith characterization made by the Company or any other party of the tax treatment applicable to an Award, the Participant will be responsible for the additional taxes, and interest and penalties, if any, that are determined to apply if such challenge succeeds, and the Company will not reimburse the Participant for the amount of any additional taxes, penalties or interest that result.
     (c) Forfeiture. The requirement that Participant forfeit an Award, or the benefits received or to be received under an Award, pursuant to any Applicable Law.
23. Unfunded Plan.
     Insofar as it provides for Awards, the Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Awardees who are granted Stock Awards under this Plan, any such accounts will be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets which may at any time be represented by Awards, nor shall this Plan be construed as providing for such segregation, nor shall the Company nor the Administrator be deemed to be a trustee of stock or cash to be awarded under the Plan. Any liability of the Company to any Participant with respect to an Award shall be based solely upon any contractual obligations which may be created by the Plan; no such obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Administrator shall be required to give any security or bond for the performance of any obligation which may be created by this Plan.